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                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Registration Statement on Form S-4 of Tabletop Holdings, Inc. (the Company) of our report dated March 24, 2004 relating to the Company's financial statements and financial statement schedule. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP



Chicago, Illinois
March 31, 2004